Exhibit 99.1

For Further Information: John P. Jordan Executive Vice President & CFO 203.740.5671 jjordan@photronics.com

Photronics Reports Second Quarter Fiscal 2022 Results and Updates Long-Term Target Model

BROOKFIELD, Conn. May 25, 2022 (GLOBE NEWSWIRE) — Photronics, Inc. (NASDAQ:PLAB), a worldwide leader in photomask technologies and solutions, today reported financial results for its fiscal 2022 second quarter ended May 1, 2022.

“Second quarter was another excellent quarter, as strong end-market demand and higher pricing across both mainstream and high-end IC products propelled us to our fifth consecutive quarter of record revenue,” said Frank Lee, chief executive officer. “As revenue grew, our operating leverage and disciplined cost management expanded gross and operating margins to 36% and 25%, respectively. Our balance sheet continues to strengthen and support our growth strategy of investing to align our operations and technology to serve the strongest sectors of the market. We expect favorable demand trends to continue for advanced mobile displays, high-end logic devices and mainstream IC applications as our customers release new designs and build out new capacity.”

Second Quarter 2022 Results
•	Revenue was $204.5 million, up 8% sequentially and 28% year-over-year
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Net income attributable to Photronics, Inc. shareholders was $29.8 million ($0.49 per diluted share), up 29% over first quarter 2022 net income of $23.1 million ($0.38 per diluted share) and nearly triple the second quarter 2021 net income of $10.5 million ($0.17 per diluted share)

•	Integrated circuit (IC) revenue in the second quarter was $145.8 million, up 12% sequentially and 30% compared with the second quarter of last year
•	Flat panel display (FPD) revenue was $58.7 million, down 2% from last quarter and up 23% over the same period last year

Lee continued, “As I begin my tenure as CEO, Photronics is in a very strong place with a strong global team, leading technology, quality products, and growing market share.  We expect to continue to grow sequentially throughout 2022.  In fact, market dynamics and Photronics execution have again driven profitability levels that propelled the Company well beyond the projections in the target model we provided just last quarter.” Lee concluded, “Significant indicators from the market and other market participants are that these conditions will continue well into the future.  We have therefore included an updated target model in the supplemental information issued in connection with our conference call later today.”

Third Quarter 2022 Guidance

For the third quarter of 2022, Photronics expects revenue to be between $205 million and $215 million, and net income attributable to Photronics, Inc. shareholders to be between $0.45 and $0.55 per diluted share.

Conference Call

A conference call to discuss these results is scheduled for 8:30 a.m. Eastern time on Wednesday, May 25, 2022.  The call can be accessed by logging onto Photronics’ website at www.photronics.com.  The live dial-in number is (877) 377-7095 or (408) 774-4601 outside of the United States and Canada.  The call will be archived on Photronics’ website.

About Photronics

Photronics is a leading worldwide manufacturer of integrated circuit (IC) and flat panel display (FPD) photomasks. High precision quartz plates that contain microscopic images of electronic circuits, photomasks are a key element in the IC and FPD manufacturing process. Founded in 1969, Photronics has been a trusted photomask supplier for over 50 years.  As of October 31, 2021, the company had 1,728 employees. The company operates 11 strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the company can be accessed at www.photronics.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements made by or on behalf of the company and its subsidiaries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of Photronics to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Photronics’ Annual and Quarterly filings with the Securities and Exchange Commission under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by Photronics with the Securities and Exchange Commission from time to time. These risks and uncertainties include, but are not limited to, the current pandemic and future recurrences and other developments with respect thereto, governmental responses to the pandemic and related matters, changes in end markets resulting therefrom, changes in investment, tax, trade, exchange and other laws and regulations, compliance with local, State and Federal laws, rules and regulations including, but not limited to, import and export controls, tariffs and penalties, fines and violations related thereto, as well as economic, competitive, legal, governmental, political, monetary and fiscal policy, and technological factors and decisions we may make in the future regarding our business, capital structure and other matters. Photronics undertakes no obligation to release publicly any revisions to any forward-looking statements or, except as required to be disclosed in filings or furnishings with the Securities and Exchange Commission, to report events or to report the occurrence of unanticipated events. There is no assurance that Photronics’ expectations will be realized.